Exhibit 31.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, David H. Wang, certify that:

1.
I have reviewed this Amendment No. 1 on Form 10-Q/A to the Quarterly Report on Form 10-Q of ACM Research, Inc. for the quarterly period ended March 31, 2018 (as so amended, “this quarterly report”).

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Dated: October 15, 2018
By:
/s/ David H. Wang
David H. Wang
Chief Executive Officer and President
(Principal Executive Officer)